As filed with the Securities and Exchange Commission on January 28, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Flex Pharma, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	2834	46-5087339
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

800 Boylston Street, 24th Floor

Boston, MA 02199

(617) 874-1821

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Christoph Westphal, M.D., Ph.D.

President and Chief Executive Officer

Flex Pharma, Inc.

800 Boylston Street, 24th Floor

Boston, MA 02199

(617) 874-1821

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Lester Fagen Marc Recht Miguel Vega Cooley LLP 500 Boylston Street, 14th Floor Boston, Massachusetts 02116 (617) 937-2300	Peter N. Handrinos Nathan Ajiashvili Latham & Watkins LLP John Hancock Tower 200 Clarendon Street Boston, Massachusetts 02116 (617) 948-6000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ (File No. 333-201276)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED(1)	PROPOSED MAXIMUM OFFERING PRICE PER SHARE(2)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE(2)	AMOUNT OF REGISTRATION FEE(2)(3)
Common Stock, $0.0001 par value per share	902,750	$16.00	$14,444,000	$1,679

(1)          The shares being registered pursuant to this Registration Statement are in addition to the 5,307,250 shares registered pursuant to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-201276). Includes 117,750 shares that the underwriters have the option to purchase.

(2)   Based on the initial public offering price.

(3)   Calculated pursuant to Rule 457(a) under the Securities Act of 1933, as amended.

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933.

EXPLANATORY NOTE AND

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement is being filed with the Securities and Exchange Commission (the “Commission”) with respect to the registration of additional shares of common stock, par value $0.0001 per share, of Flex Pharma, Inc., a Delaware corporation,  pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement incorporates by reference the contents of, including all amendments and exhibits thereto and all information incorporated by reference therein, the Registration Statement on Form S-1 (Registration No. 333-201276), which was declared effective by the Commission on January 28, 2015, and is being filed solely for the purpose of increasing the aggregate number of shares to be offered in the public offering by 902,750 shares including the shares that may be sold pursuant to the underwriters’ option to purchase additional shares.

The required opinions and consents are listed on the Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, State of Massachusetts, on the 28th day of January, 2015.

FLEX PHARMA, INC.

By:	/s/ Christoph Westphal
Christoph Westphal, M.D., Ph.D.
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Christoph Westphal	President, Chief Executive Officer,	January 28 , 2015
Christoph Westphal, M.D., Ph.D.	Chairman of the Board of Directors (Principal Executive Officer)
January 28 , 2015
/s/ John McCabe	Vice President, Finance
John McCabe	(Principal Financial and Accounting Officer)

/s/ Peter Barton Hutt*	Member of the Board of Directors	January 28 , 2015
Peter Barton Hutt

/s/ Marc Kozin*	Member of the Board of Directors	January 28 , 2015
Marc Kozin

/s/ Stephen Kraus*	Member of the Board of Directors	January 28 , 2015
Stephen Kraus

/s/ Stuart Randle*	Member of the Board of Directors	January 28 , 2015
Stuart Randle

/s/ John Sculley*	Member of the Board of Directors	January 28 , 2015
John Sculley

*Pursuant to power of attorney

By:	/s/ John McCabe
John McCabe

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EXHIBIT INDEX

Exhibit Number	Description of Document
5.1	Opinion of Cooley LLP.

23.1	Consent of Ernst & Young LLP, an Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP. Reference is made to Exhibit 5.1.

24.1(1)	Power of Attorney.

(1)                                 Included on the signature page of Registration Statement on Form S-1 (File No. 333-201276), filed with the Securities and Exchange Commission on January 13, 2015, and incorporated herein by reference.

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